UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2018

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2018, the Board of Directors (the “Board”) of Dynatronics Corporation, a Utah corporation (the “Company”), voted to separate the role of Chairman of the Board from the role of Chief Executive Officer and appointed Ms. Erin Enright as Chairman of the Board. Ms. Enright has been a director of the Company and member of the Board since June 2015. The Board also acted to implement a succession plan for senior management of the Company and appointed a special committee of the Board to commence a search to identify a successor for Mr. Cullimore as the CEO of the Company. The committee members are directors Enright, Scott Klosterman and Brian Larkin. Ms. Enright will chair the committee, which intends to complete its search, if practicable, prior to the end of the Company’s current fiscal year on June 30, 2018. After appointment of a new CEO, it is expected that Mr. Cullimore will continue to serve as a non-employee director and member of the Board.

Mr. Cullimore continues as CEO until his successor has been appointed and qualified. He had also previously served as President of the Company. That position will not be filled, due to a recent realignment of the legacy Dynatronics therapy and modality products operations completed earlier in February. The Company announced in a press release on February 21, 2018, that it had formed a new Therapy Products Division operating out of the Company’s Utah and Tennessee facilities, where it will continue to develop, design, manufacture and distribute the innovative modalities and other products that have distinguished the Company in the industry for many years. The Board has appointed Brian D. Baker as President of the division. With this new alignment, the Company is now organized with three operating divisions, the Hausmann, Bird & Cronin, and Therapy Products Divisions, with the Presidents of each Division reporting directly to Mr. Cullimore as the CEO, who now reports to an independent Chairman.

In connection with the termination of Mr. Cullimore’s employment upon the naming of a successor CEO (the “Separation Date”), the Company and Mr. Cullimore will enter into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement includes a customary release by Mr. Cullimore of certain claims against the Company that are or may be held by Mr. Cullimore and entitles Mr. Cullimore to (i) a severance payment equal to $200,000, which represents 12 months of Mr. Cullimore’s base salary in effect as of immediately prior to the Separation Date, paid 50% on the 30th day following the Separation Date and 50% in equal installments over the following six months; (ii) payment of additional severance in the total amount of $500,000, payable in quarterly installments over a two-year period following the Separation Date, (iii) full acceleration of vesting of Mr. Cullimore’s previously granted and unvested restricted stock awards totaling 72,000 shares, (iv) earned but unpaid bonuses, if any, with respect to the fiscal year in which termination occurs, (v) transfer to him of the Company vehicle used by him at the Separation Date (or a vehicle of substantially similar market value), and (vi) accrued and unpaid salary through the Separation Date. As a result of Mr. Cullimore’s anticipated departure, the Company expects to record a charge of approximately $900,000, or approximately $.11 per share in the Company’s third fiscal quarter ending March 31, 2018, for the future severance payments to be made and related expenses incurred under his Employment Agreement dated May 1, 2015. This includes a non-cash compensation expense of $140,000 in connection with the acceleration of the vesting of the restricted stock awards. The Company will also pay withholding and related employer tax expense of approximately $72,000 in cash during the quarter, which will be settled by withholding shares of stock from the awards having an equivalent value and result in the delivery to Mr. Cullimore of approximately 45,000 net shares of common stock.

The foregoing summary of the Separation Agreement is not complete, and is qualified in its entirety by reference to the full text of the Separation Agreement that is attached as Exhibit 10.1 of this Current Report on Form 8-K. You should review the Separation Agreement for a more complete understanding of its terms and conditions.

Biographical information regarding Ms. Enright and Mr. Baker is provided below. Upon the hiring of his successor and ultimate separation from the Company, Mr. Cullimore will receive severance under the terms of his current employment agreement.

Ms. Enright, 56, is a Managing Member of Prettybrook Partners LLC and a general partner and member of the Board of Tigerlabs, a Princeton-based business accelerator. She was the President of Lee Medical, a medical device manufacturer based in Plainsboro, New Jersey, from 2004-13. She served on the Board of Directors and the Audit Committee of Biolase, Inc. (NASDAQ: BIOL) during 2013, and from 2010 to 2015 served on the Board of Directors of Ceelite Technologies, LLC. She was Chief Financial Officer of InfuSystem, Inc. from 2005 to 2007. From 1993 to 2003, Ms. Enright was with Citigroup, most recently as a Managing Director in its Equity Capital Markets group. While at Citigroup, Ms. Enright was Chairperson of the firm’s Institutional Investors’ Committee, responsible for screening and approving the firm’s participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm’s underwritings. From 1989 until 1993, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm’s New York office. Ms. Enright received her A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and J.D. from the University of Chicago Law School.

Brian D. Baker was Vice President, Global Operations of Seaspine Holdings Corporation from July 2015 to January 2018; from March 2015 to July 2015, he was Vice President, Operations of the SeaSpine business within Integra LifeSciences Corporation. From November 2013 until March 2015, Mr. Baker was an industry consultant providing mergers and acquisitions and business process optimization services. Beginning in 2007, Mr. Baker was with Integra following its acquisition of Physician Industries, Inc., a company which sold pain management products and of which Mr. Baker was President and Chief Executive Officer from 1994 until 2007. At Integra, Mr. Baker served as President of Integra’s Pain Management division from May 2007 to September 2011 and as Vice President, Operations from September 2011 until November 2013. Mr. Baker received a B.A. in business administration from the University of Phoenix.

ITEM 7.01 REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Prior to market opening on February 21, 2018, the Company issued a press release announcing the appointment of Erin S. Enright as Chairman of the Board and Brian D. Baker as President of the newly created Therapy Products Division. The Company also announced that it had commenced the search for a new CEO to ultimately replace Kelvyn H. Cullimore, who will step down on or about the end of the current fiscal year ending June 30, 2018. Mr. Cullimore will remain as CEO until his successor is appointed and he will continue as a member of the Board of Directors. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 99.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Separation and Release Agreement By and Between Dynatronics Corporation and Kelvyn H. Cullimore, Jr., Dated [●], 2018
99.1	Press Release – February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

Date: February 21, 2018

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